Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

InspireMD, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Shares of common Stock, par value $0.0001 per share, Inducement Restricted Stock Grant	457(c); 457(h)	138,460	(4)	$2.24	(2)	$310,150.40	0.0001476	$45.78
Equity	Shares of common Stock, par value $0.0001 per share, Inducement Stock Option Award	457(c); 457(h)	46,150	(5)	$2.69	(3)	$124,143.50	0.0001476	$18.33
Total Offering Amount			184,610				$434,293.90		$64.11
Total Fees Previously Paid									—
Total Fee Offsets									—
Net Fee Due									$64.11

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock that become issuable under the InspireMD, Inc. 2021 Equity Compensation Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	The proposed maximum offering price per share is calculated in accordance with Rules 457(c) and 457(h) under the Securities Act, solely for purposes of calculating the registration fee on the basis of $2.24 per share, the average of the high and low price of the Registrant’s ordinary shares as reported on the Nasdaq Capital Market on December 26, 2023.

(3)	The proposed maximum offering price per share is calculated in in accordance with Rule 457(h) under the Securities Act, solely for purposes of calculating the registration fee on the basis of $2.69 per share, the exercise price of the options underlying the Inducement Stock Option Award.

(4)	Represents shares of common stock issuable pursuant to restricted stock unit awards granted outside of the Plan to an officer of the Company, as an inducement grant pursuant to Nasdaq Listing Rule 5635(c)(4).

(5)	Represents shares of common stock issuable pursuant to stock option awards granted outside of the Plan to an officer of the Company, as an inducement grant pursuant to Nasdaq Listing Rule 5635(c)(4).